UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report: August 30, 2023

TANICO INC.

Nevada	333-261643	37-2002382
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

387 Whitby Shores Greenway, Whitby, Ontario L1N 9R6 Canada

(Address of principal executive offices, including zip code)

(775) 404-0333

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 24, 2023 the Board of Directors (the “Board”) of Tanico, Inc. (the “Company”) appointed Anton Mikhalev, the Company’s Secretary to serve as the Company’s Chief Executive Officer and President effective August 29, 2023, with expansion of scope and responsibility.

On August 29, 2023 Tatiana Feneva resigned from all officer position with the Company and resigned as Director and Chairwomen of the Board. Ms. Feneva did not resign as a result of any disagreements with the Company. Her resignation letter is attached hereto and incorporated herein as Exhibit 10.1.

Item 9.01 Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Written Board Consent Appointing New Officer and Director dated August 24, 2023
10.1	Resignation Letter of Tatiana Feneva dated August 29, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANICO INC. (Registrant)

Date: August 30, 2023	By:	/s/ ANTON MIKHALEV
(Signature)*

ANTON MIKHALEV, CEO

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